                                                               Exhibit 12
     TELEPHONE AND DATA SYSTEMS, INC.
     RATIOS OF EARNINGS TO FIXED CHARGES

     (Dollars In Thousands)

                                                               12 Months Ended
                                                                   12/30/99
                                                               -----------------
EARNINGS:
     Income from Continuing Operations before income taxes             $542,327
       Add (Deduct):
         Minority Share of  Losses                                          (46)
         Earnings on Equity Method                                      (18,397)
         Distributions from Minority Subsidiaries                        26,061
         Amortization of Non-Telephone Capitalized Interest                   2
         Minority interest in majority-owned subsidiaries that
             have fixed charges                                          58,130
                                                               -----------------
                                                                        608,077
       Add fixed charges:
         Consolidated interest expense                                  124,794
         Interest Portion (1/3) of Consolidated Rent Expense             15,275

                                                               -----------------
                                                                       $748,146

FIXED CHARGES:
         Consolidated interest expense/TOPRS                           $124,794
         Interest Portion (1/3) of Consolidated Rent Expense             15,275

                                                               -----------------
                                                                       $140,069

RATIO OF EARNINGS TO FIXED CHARGES                                         5.34
                                                               =================

         Tax-Effected Redeemable Preferred Dividends                   $    114
         Fixed Charges                                                  140,069
                                                               -----------------
             Fixed Charges and Redeemable Preferred Dividends          $140,183

RATIO OF EARNINGS TO FIXED CHARGES
      AND REDEEMABLE PREFERRED DIVIDENDS                                   5.34
                                                               =================

         Tax-Effected Preferred Dividends                              $  1,865
         Fixed Charges                                                  140,069
                                                               -----------------
             Fixed Charges and Preferred Dividends                     $141,934

RATIO OF EARNINGS TO FIXED CHARGES AND
        PREFERRED DIVIDENDS                                                5.27
                                                               =================